UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

January 29, 2024

ONCOTELIC THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-21990	13-3679168
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

29397 Agoura Road, Suite 107

Agoura Hills, CA 91301

(Address of principal executive offices and Zip Code)

Registrant’s telephone number, including area code

(650) 635-7000

Not applicable.

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of class	Trading Symbols	Name of each exchange on which registered
N/A	OTLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

See Item 3.02 below,

Item 3.02 Unregistered Sales of Equity Securities.

On January 29, 2024, Oncotelic Therapeutics, Inc. (the “Company”) completed entering into subscription agreements with certain accredited investors (“Subscription Agreement”), whereby the Company issued a total of 12 units (“Units”), with each Unit consisting of (i) one convertible promissory note of $25,000, issued by the Company (the “Note”), and convertible up to 250,000 shares of the Company’s common stock, par value $0.01 per share (“the Company’s Common Stock”), at a conversion price of $0.10 per Company’s Common Stock; and (iii) 250,000 warrants (the “Warrants”) to purchase an equivalent number of shares of Company Common Stock at $0.12 per share (the “Financing”). The Financing was originally initiated in July 2023, and the first two tranches were reported on July 13, 2023 and the third tranche on October 24, 2024. The Company converted the debt of 4 accredited investors, from our prior private placement, into the current Subscription Agreements, which resulted in conversion of $0.5 million of debt to the Company. In this connection, placement agent fees of $45,000 were paid to JH Darbie & Co., Inc. (“JH Darbie”) on January 25, 2024. In addition, JH Darbie also earned 13% of the warrants issued under the current tranche as part of their fees. JH Darbie and the Company are parties to a placement agent agreement, dated March 10, 2023 (“Agreement”) pursuant to which JH Darbie has the right to sell a minimum of 10 Units and a maximum of 200 Units on a best efforts basis. The issuance of the Units on January 29, 2024 represented the fourth tranche of the Financing (“Tranche 4”). This conversion concludes the conversions of all the notes under the prior private placement. The Company is hopeful to be able to raise additional funds under the Financing and will report such as and when such Financings occur.

In connection with the consummation of Tranche 4, the Company entered into a Registration Rights Agreement granting certain registration rights with respect to the shares of the Company’s Common Stock issued in connection with the Financing, as well as the shares of the Company’s Common Stock issuable upon exercise of the Warrants.

The issuance of the Units is exempt from the registration requirements of the Securities Act of 1933, as amended (“Securities Act”), in reliance on the exemptions provided by Section 4(a)(2) of the Securities Act as provided in Rule 506 of Regulation D promulgated thereunder. The shares of Common Stock and Warrants and any shares of Common Stock issuable upon exercise of the Warrants, have not been registered under the Securities Act or any other applicable securities laws, and unless so registered, may not be offered or sold in the United States except pursuant to an exemption from the registration requirements of the Securities Act.

The foregoing description of the Subscription Agreement, Agreement, Warrants, Notes and Registration Rights Agreement are summaries, and are qualified by reference to such documents and which were previously filed with our Current Report on Form 8-K filed with the SEC as Exhibits 10.1, 10.2, 10.3, 10.4, and 10.5, respectively on July 13, 2023.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description	Filed on

10.1	Form of Subscription Agreement	July 13, 2023
10.2	Form of Placement Agency Agreement, dated March 10, 2023	July 13, 2023
10.3	Form of Warrant	July 13, 2023
10.4	Form of Note	July 13, 2023
10.5	Registration Rights Agreement	July 13, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Oncotelic Therapeutics, Inc.

Date: February 2, 2024		/s/ Vuong Trieu
	By:	Vuong Trieu
Chief Executive Officer